UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 16, 2014 (September 15, 2014)

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION
(Exact name of registrant as specified in its charter)

Delaware Delaware	001-33139 001-07541	20-3530539 13-1938568
(State of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

999 Vanderbilt Beach Road, 3rd Floor
Naples, Florida 34108
999 Vanderbilt Beach Road, 3rd Floor
Naples, Florida 34108
(Address of principal executive offices, including zip code)

(239) 552-5800
(239) 552-5800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Nomination and Standstill Agreement

On September 15, 2014, Hertz Global Holdings, Inc. (the “Company”) entered into a definitive Nomination and Standstill Agreement (the “Nomination and Standstill Agreement”) with Mr. Carl C. Icahn, High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Enterprises G.P. Inc., Icahn Enterprises Holdings L.P., IPH GP LLC, Icahn Capital LP, Icahn Onshore LP, Icahn Offshore LP, Beckton Corp., Vincent J. Intrieri, Samuel Merksamer and Daniel A. Ninivaggi (collectively, the “Icahn Group”).  The following is a summary of the terms of the Nomination and Standstill Agreement.  The summary does not purport to be complete and is qualified in its entirety by reference to the Nomination and Standstill Agreement, a copy of which is attached as Exhibit 99.1 and incorporated by reference.

Pursuant to the Nomination and Standstill Agreement, Mr. Vincent J. Intrieri, Mr. Samuel Merskamer and Mr. Daniel A. Ninivaggi (collectively, the “Icahn Designees”) were appointed to the Board of Directors of the Company (the “Board”) as Class II, Class I and Class I directors respectively effective as of September 15, 2014.  Messrs. Intrieri, Merksamer and Ninivaggi were also appointed to the Board of Directors of The Hertz Corporation.  In addition, each of Mr. Henry C. Wolf, Mr. Barry H. Beracha and Mr. Philippe P. Laffont resigned from the Board and the Board of Directors of The Hertz Corporation effective as of September 15, 2014.  The Board is now comprised of nine directors and will be expanded to ten directors upon the appointment of a permanent Chief Executive Officer of the Company. Pursuant to the Nomination and Standstill Agreement, so long as an Icahn Designee is a member of the Board, the Board will not be expanded to greater than ten directors without the approval from  the Icahn Designees then on the Board. In addition, pursuant to the Nomination and Standstill Agreement, subject to certain restrictions and requirements, the Icahn Group will have certain replacement rights in the event an Icahn Designee resigns or is otherwise unable to serve as a director (other than as a result of not being nominated by the Company for an annual meeting subsequent to the 2015 Annual Meeting).

Pursuant to the Nomination and Standstill Agreement, among other things, the Icahn Group agreed not to conduct a proxy contest regarding any matter, including the election of directors, with respect to the 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”).  In addition, until the later of the (x) the 2015 Annual Meeting and (y) the date that no Icahn Designee is a member of the Board (or otherwise deemed to be on the Board pursuant to the terms of the Nomination and Standstill Agreement) (the “Board Representation Period”), the Icahn Group agrees to vote all of its shares of common stock of the Company in favor of the election of all of the Company’s director nominees at each annual or special meeting of the Company. Also pursuant to the Nomination and Standstill Agreement, during the Board Representation Period, and subject to limited exceptions, the Icahn Group will adhere to certain standstill obligations, including the obligation to not solicit proxies or consents or influence others with respect to the same. The Icahn Group further agrees that during the Board Representation Period, subject to certain limited exceptions, the Icahn Group will not acquire or otherwise beneficially own more than 20% of the Company’s outstanding voting securities.

Pursuant to the Nomination and Standstill Agreement, the Board established a five-member CEO Succession Committee, with Ms. Linda Fayne Levinson as serving as chair.  Messrs.  Intrieri and Merskamer have been appointed as members of the CEO Succession Committee. In addition, pursuant to the Nomination and Standstill Agreement, the Board dissolved the previously existing Executive and Finance Committee of the Board, and agreed not to create a separate executive committee of the board so long as an Icahn Designee is a member of the Board. Concurrently with their appointments to the Board, Mr. Intrieri was appointed to the Audit Committee of the Board, Mr. Merksamer was appointed to the Nominating and Governance Committee of the Board and Mr. Ninivaggi was appointed to the Compensation Committee of the Board.

If at any time the Icahn Group ceases to hold a “net long” position, as defined in the Nomination and Standstill Agreement, in at least (A) 28,500,000 shares of the Company’s common stock, the Icahn Group will cause one Icahn Designee to promptly resign  from the Board; (B) 22,800,000 shares of the Company’s common stock, the Icahn Group will cause two Icahn Designees to promptly resign from the Board; and (C) 19,000,000 shares of the Company’s common stock, the Icahn Group will cause all of the Icahn Designees to promptly resign from the Board and the Company’s obligations under the Nomination and Standstill Agreement will terminate.

In addition, pursuant to the Nomination and Standstill Agreement, the Company and the Icahn Group will enter into a customary registration rights agreement.

In conjunction with the Nomination and Standstill Agreement, the Company and the Icahn Group have also entered into a Confidentiality Agreement, a copy of which is attached as Exhibit 99.2 and is incorporated by reference.

The Icahn Designees will receive the same compensation and indemnification as the Company’s other non-employee directors as described in the Company’s Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 11, 2014.

In connection with their appointment to the Board, the Board determined that each of Mr. Intrieri, Mr. Merksamer and Mr. Ninivaggi qualified as an independent director under the listing standards of the New York Stock Exchange.  As of the date of the appointment, none of Mr. Intrieri, Mr. Merksamer or Mr. Ninivaggi has entered into or proposed to enter into any transactions required to be reported under Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company regarding these events is attached hereto as Exhibit 99.3.

Rights Plan Amendment

On September 15, 2014, the Company executed an amendment (the “Amendment”) to the Rights Agreement (the “Rights Agreement”), dated as of December 30, 2013, between the Company and Computershare Trust Company, N.A., as Rights Agent.  The Amendment (1) increases the ownership threshold for a person to become an “Acquiring Person” and trigger consequences under the Rights Agreement to 20% for all acquirers and (2) adds “qualifying offer” provisions, whereby the Rights (as defined in the Rights Agreement) will automatically expire concurrently with (but no earlier than 100 days after the commencement of such qualifying offer) the purchase of 50% (including any shares held by the offeror) of the Company’s outstanding common stock on a fully diluted basis pursuant to a tender or exchange offer (which meets certain conditions set forth in the Amendment) for all of the outstanding shares of Company common stock at the same price and for the same consideration, provided that the offeror irrevocably commits to purchase all remaining untendered shares at the same price and the same consideration actually paid pursuant to the offer.

The foregoing is a summary of the terms of the Amendment.  The summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 4.1 and incorporated by reference.

Item 3.03  Material Modification to Rights of Security Holders.

The information set forth under the heading “Rights Plan Amendment” in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under the heading “Nomination and Standstill Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits. The following Exhibit is filed herewith as part of this report:

Exhibit	Description

4.1	Amendment No. 1 to Rights Agreement, dated as of September 15, 2014, between Hertz Global Holdings, Inc. and Computershare Trust Company, N.A., as Rights Agent
99.1	Nomination and Standstill Agreement, dated September 15, 2014, by and among the persons and entities listed on Schedule A thereto and Hertz Global Holdings, Inc.
99.2	Confidentiality Agreement, dated September 15, 2014, by and among the persons and entities listed on Schedule A thereto and Hertz Global Holdings, Inc.
99.3	Press Release dated September 16, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(Registrant)

By:	/s/ J. Jeffrey Zimmerman
Name: J. Jeffrey Zimmerman
Title: Executive Vice President, General Counsel & Secretary

Date: September 16, 2014

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment No. 1 to Rights Agreement, dated as of September 15, 2014, between Hertz Global Holdings, Inc. and Computershare Trust Company, N.A., as Rights Agent
99.1	Nomination and Standstill Agreement, dated September 15, 2014, by and among the persons and entities listed on Schedule A thereto and Hertz Global Holdings, Inc.
99.2	Confidentiality Agreement, dated September 15, 2014, by and among the persons and entities listed on Schedule A thereto and Hertz Global Holdings, Inc.
99.3	Press Release dated September 16, 2014